UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

CorePoint Lodging Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38168	82-1497742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 E. John Carpenter Freeway, Suite 1650 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 893-3199

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CPLG	New York Stock Exchange

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of November 6, 2021 (the “Merger Agreement”), by and among CorePoint Lodging Inc., a Maryland corporation (the “Company”), Cavalier Acquisition Owner LP (as assignee of Cavalier Acquisition JV LP), a Delaware limited partnership (“Parent”), and Cavalier MergerSub LP (as assignee of Parent), a Delaware limited partnership and wholly owned subsidiary of Parent (“Merger Sub”). On March 3, 2022, pursuant to the Merger Agreement, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity in the Merger as a wholly owned subsidiary of Parent. Merger Sub, following the completion of the Merger, is sometimes referred to in this Current Report on Form 8-K as the “Surviving Entity”.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Revolving Facility

In connection with the completion of the Merger, on March 3, 2022, all outstanding obligations in respect of principal, interest and fees under that certain Credit Agreement, dated as of May 30, 2018 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among CorePoint Operating Partnership L.P., a Delaware limited partnership (“CorePoint OP”), CorePoint Borrower L.L.C., a Delaware limited liability company, as borrower, the Company, CorePoint OP GP L.L.C., a Delaware limited liability company, JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), as administrative agent and as an issuing lender, the other financial institutions party thereto, as lenders, and the other parties party thereto, were repaid and all commitments under the Credit Agreement were terminated (other than certain customary contingent obligations and existing letters of credit). The Company did not incur any material early termination penalties as a result of such terminations.

CMBS Facility

Also in connection with the completion of the Merger, on March 3, 2022, all outstanding obligations in respect of principal, interest and fees under that certain Loan Agreement, dated as of May 30, 2018 (as amended, restated, supplemented or otherwise modified, the “CMBS Loan Agreement”), by and among certain indirect wholly-owned subsidiaries of the Company, as borrowers, CorePoint TRS L.L.C., a Delaware limited liability company (“CorePoint TRS”), CorePoint OP and JPMorgan Chase Bank, as lender, were repaid. The Company did not incur any material early termination penalties as a result of such repayment.

Blackstone Agreements

Also in connection with the Merger, on March 3, 2022, that certain Stockholders Agreement, dated as of May 30, 2018 (the “Stockholders Agreement”), by and among the Company and certain affiliates of Blackstone Inc. (the “Blackstone Investors”), and that certain Registration Rights Agreement, dated as of May 30, 2018 (the “Registration Rights Agreement”), by and among the Company and the Blackstone Investors, was terminated.

Wyndham Agreements

Also in connection with the Merger, on March 3, 2022, certain hotel management agreements, each dated May 30, 2018 (each as amended, restated, supplemented or otherwise modified, the “Hotel Management Agreements”), by and between CorePoint TRS and LQ Management L.L.C. (“LQ Management”) were terminated. On March 3, 2022, the Company paid to LQ Management approximately $85 million in termination fees in connection with the termination of the Hotel Management Agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the merger (the “Effective Time”), (i) each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than Company Common Stock (a) owned by the Company, Parent or Merger Sub and not held on behalf of third parties (the “Cancelled Shares”), (b) owned by any direct or indirect wholly owned subsidiary of the Company or Parent (other than Merger Sub) (the “Converted Shares”) and (c) subject to vesting restrictions granted under the Company’s 2018 Omnibus Incentive Plan (the “Company Stock Plan”) (the “Restricted Stock”)) was automatically converted into the right to receive $15.99 per share in cash, without interest (the “Merger Consideration”) and (ii) each outstanding share of the Company’s Redeemable Series A Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”), was automatically converted into a unit of a newly created series of preferred limited partnership interests of Merger Sub with substantially identical powers, preferences, privileges and rights as the Company Preferred Stock. The Merger Consideration was funded with funds available to Parent under (i) its equity commitment letter, dated November 6, 2021, by and between Parent and CRE Credit Holdco II, LP and its equity commitment letter, dated November 6, 2021, by and among Parent, Mahmood Khimji and Mehdi Khimji, (ii) that certain Mortgage Loan, dated March 3, 2022, by and among Deutsche Bank AG, New York Branch, Bank of Montreal, Cavalier Arizona LP, Cavalier California LP, Cavalier Colorado LP, Cavalier Florida LP, Cavalier North Carolina LP, Cavalier Texas LP, Cavalier LT Aggregate LP and Cavalier ST Aggregate Propco LP and (iii) that certain Bridge Loan, dated March 3, 2022, by and among HG Vora Special Opportunities Master Fund, Ltd., CPLG TX Properties L.L.C., CPLG Properties L.L.C., CPLG FL Properties L.L.C. and CPLG Portfolio East L.L.C.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each outstanding share of Restricted Stock, restricted stock unit of the Company (other than a performance-based restricted stock unit granted under the Company Stock Plan (any such arrangement, a “PSU”)) and deferred stock unit of the Company granted under the Company Stock Plan (each such arrangement, other than any PSU, a “Stock Unit”) became vested and was cancelled and the holder of each such Stock Unit became entitled to receive (without interest) an amount in cash equal (x) the total number of shares of Company Common Stock subject to such Stock Unit immediately prior to the Effective Time multiplied by (y) $15.99, together with any applicable unpaid dividend equivalents provided under the terms of any applicable Stock Unit award agreement, less applicable taxes required to be withheld with respect to such payment (the “Stock Unit Consideration”) and (ii) each outstanding PSU of the Company became vested and was cancelled and the holder of each such PSU became entitled to receive (without interest), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such PSU immediately prior to the Effective Time, calculated based on the greater of (A) actual performance achieved through the Effective Time in accordance with the terms of such PSU, and (B) target level performance, multiplied by (y) $15.99, together with any applicable unpaid dividend equivalents provided under the terms of any applicable PSU award agreement, less applicable taxes required to be withheld with respect to such payment (the “PSU Consideration”).

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report filed on Form 8-K and the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on November 8, 2021, and is incorporated into this item by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2022, in connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE and (ii) file a notification of removal from listing on Form 25 with the SEC to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NYSE halted trading in the Company Common Stock effective prior to market open on March 3, 2022. After effectiveness of the Form 25 on or about March 14, 2022, the Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under the Exchange Act.

Item 3.03 Material Modification of Rights of Security Holders.

The information set forth under Items 1.02, 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the Merger Agreement, at the Effective Time, the holders of Company Common Stock outstanding immediately before the Merger (other than the Cancelled Shares, the Converted Shares and the Restricted Stock) ceased to have any rights as stockholders of the Company (other than the right to receive the Merger Consideration). Pursuant to the Merger Agreement, immediately prior to the Effective Time, the holders of Stock Units and PSUs ceased to have any rights as stockholders of the Company (other than the right to receive the Stock Unit Consideration and the PSU Consideration, respectively).

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At the Effective Time, a change of control of the Company occurred. The Company merged with and into Merger Sub, with Merger Sub continuing as the surviving entity in the Merger as a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Effective Time, in accordance with the terms of the Merger Agreement, the Company ceased to exist and Merger Sub continued as the Surviving Entity, and all of the directors of the Company ceased to be directors. No director was terminated or resigned because of any disagreement with the Company, its management or its board of directors on any matter relating to its operations, policies or practices.

In connection with the Merger, on February 28, 2022, the compensation committee of the board of directors of the Company approved the grant of a $250,000 deal bonus to Mark Chloupek under the Corepoint Lodging Inc. Retention Bonus Plan, which will be paid to Mark Chloupek shortly following the Closing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the Introductory Note and Items 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 6, 2021, by and among CorePoint Lodging Inc., Cavalier Acquisition JV LP and Cavalier Acquisition Owner LP (incorporated by reference to Exhibit 2.1 to CorePoint’s Current Report on Form 8-K filed on November 8, 2021)

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CorePoint Lodging Inc.

March 3, 2022	By:	/s/ Mark M. Chloupek

Name: Mark M. Chloupek
Title: Executive Vice President, Secretary and General Counsel